Exhibit 10.173
LOAN AGREEMENT

This Loan Agreement (hereinafter referred to as the "Agreement") was entered into in Warsaw on June 13, 2006 between:

1. Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, represented by Dr Christian Gernert acting in the capacity of a managing director, hereinafter referred to as the "Lender"

and

2. G5 Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazna 82/84 no. 51, 00-894 Warsaw, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 90606, hereinafter referred to as the "Borrower", represented by: Małgorzata Maria Rogowicz-Angierman, Jerzy Cieślak, Piotr Marcin Nassius, and Przemysław Dariusz Tomaszewski, acting in the capacity of management board members

WHEREAS

The Borrower is obliged to re-pay Original Loans as defined below to certain Polish Entities.

WHEREAS

The Lender has expressed its willingness to grant the Borrower the New Loan, on the terms and in the amounts described herein.

WHEREAS

The New Loan is solely and exclusively purposed for the repayment of the Original Loans.

THE PARTIES HAVE AGREED TO THE FOLLOWING:

§ 1.
Definitions

Wherever used in this Agreement, unless the context requires otherwise, the following terms have the following meanings:

"Business Day" means a day, other than a Saturday or a Sunday, on which commercial banks are open for business in Warsaw, Poland;

"Collateral" means the registered pledge to be established over all the shares in the Borrower by its shareholders to secure the timely repayment of the Total Repayment Amount in the form set forth in Schedule No. 1 of this Agreement;

"Drawdown Date" means the 3rd Business Day after the establishment of the Collateral as envisaged in § 2 section 3 of this Agreement;

"Default Interest" means the interest of 5 % per annum above the Interest Rate calculated for the period from the date any payment hereunder becomes due and payable until the day of actual payment thereof;

"Final Maturity Date" means the day falling 5 (five) years after the Drawdown Date, which is the date when the Borrower must pay to the Lender the Total Repayment Amount under this Agreement;

"Interest Payment Date" means the Business Day that comes 365 days after the Drawdown Date, and, afterwards, each first Business Day of the anniversary of the initial Interest Payment Date, in arrears;

"Interest Rate" means interest at the rate of LIBOR offered as at 3 Business Days before a relevant Interest Payment Date for 1-month deposits, plus 2%, per annum;

"Maturity Date" means, with respect to any repayment of the principal amount of the New Loan - the Final Maturity Date and, with respect to any payment of interest including the Default Interest - the relevant Interest Payment Date;

"New Loan" means a loan which is to be extended to the Borrower by the Lender hereunder;

"Original Loans" means loans in the total amount of 15,000,000 PLN inclusive of all interest accrued thereon, previously extended to the Borrower by the Polish Entities,

"Original Loan Agreements" means, cumulatively, all the loan agreements between the Polish Entities and the Borrower under the provisions of which the Original Loans were extended to the Borrower by the Polish Entitles, the copies of all the Original Loan Agreements are appended hereto as Schedule No. 2;

"Party" or "Parties" means, respectively the Borrower and the Lender under this Agreement;

"PLN" or "Zloty" means the currency of the Republic of Poland;

"Polish Entities" means creditors who extended to the Borrower the Original Loans;

"Share Sale Agreement" means the agreement for the sale of all shares in the share capital of the Borrower concluded between the shareholders of the Borrower and Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str., 30, 1010, Vienna, Austria;

"Total Repayment Amount" means the principal amount of the New Loan plus interest, if any, including the Default Interest, accrued thereon but unpaid during the term of this Agreement;

"USD" means the currency of the United States of America;

"USD Equivalent of PLN" means in relation to any amount denominated in PLN, the amount of USD which would be realised upon the sale of such PLN amount, under the average exchange rate quoted by the National Bank of Poland prevailing on the date falling 1 Business Day prior to the date on which any payment is made, in accordance with this Agreement.

§ 2.
Loan

1. Subject to the terms and conditions of this Agreement, the Lender agrees to extend to the Borrower, a New Loan in the principal amount of USD Equivalent of PLN 15,000,000 (fifteen million Polish zlotys), subject to §3 section 2 hereof.

2. The Borrower is obliged to repay to the Lender, on the Final Maturity Date, the principal amount of this New Loan in the amount of USD ___. The interest on the principal amount of the New Loan will be calculated with the use of USD principal amount of the New Loan as stated in the latter sentence.

3. The New Loan will be extended to the Borrower, if the Borrower ensures, by no later than 3 Business Days of the date hereof, the establishment of the Collateral to secure - unless and until the Share Sale Agreement comes into force in accordance with the provisions of it - the timely payment of the Total Repayment Amount to the Lender. The said condition precedent is stipulated for the sole benefit of the Lender which can, any time, waive the fulfilment of it. For the avoidance of doubt, the Parties confirm that the establishment of Collateral means: (i) execution, and delivery to the Lender of the relevant registered pledge agreement, and (ii) delivery to the Lender by the shareholders of the Borrower of an original of a complete application bearing a competent court’s seal to confirm a proper filing of that application, to be signed and filed by all the shareholders of the Borrower at their own expense, for the registration of the Collateral. .

§ 3.
Use of Proceeds; Drawdown

1. Use of Proceeds from the New Loan

The New Loan is granted by the Lender on the express condition that all of the proceeds from it be solely used for the purpose of repayment of the Original Loans to the Polish Entities, and the Borrower covenants to use the proceeds from the New Loans solely for such purpose.

2. Drawdown

The New Loan is to be drawn down in full by the Borrower, in accordance with Schedule No. 3, on the Drawdown Date, or at a such a later date as set forth in Schedule No. 3 by way of the New Loan being transferred by the Lender, acting in the name of the Borrower, under authority extended to the Lender, hereby, into the bank accounts indicated in Schedule No. 3 for the purpose of the repayment of the entirety of the Original Loans. For the purpose of the interpretation of this Agreement, the Lender shall be deemed to have extended to the Borrower the New Loan on the Drawdown Date if it has made, by that date, a relevant money transfer commission, regardless of when the money have reached the designated bank account(s) of the money recipient(s).

§ 4
Interest and Interest Payments
1. Interest

The outstanding amount of the principle amount of the New Loan is to be charged with interest on each Interest Payment Date under the Interest Rate. Interest, including Default Interest, is to be determined on the basis of a year consisting of 360 (three hundred and sixty) days and a month consisting of 30 (thirty) days.

2. Interest Payments

The interest is payable on respective Interest Payment Date in USD until the Final Maturity Date.

§ 5
Payments
1. Total Repayment Amount

The principal amount of the New Loan, together with all interest accrued thereon, but unpaid, is to be repaid in full not later, and not earlier, than on the Final Maturity Date in USD.

2. Manner of Payments

On each date on which any sum is due from the Borrower in accordance with the Agreement, the Borrower is to make that sum available without set off, or tax, or other deductions, to the Lender by payment in immediately available, freely transferable, cleared funds to an account designated by the Lender for that purpose. All costs in connection with payment of any sum (including the costs of transfer of payments) are for the account of the Borrower and may therefore not be deducted on such sum.

3. (purposely left blank)

4. Prepayment

Neither in whole, nor in part, is the Borrower permitted to prepay the New Loan.

5. Taxes

All payments in respect of the New Loan are to be made without withholding, or deducting, or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature ("Taxes") imposed, or levied by, or on behalf of, the Republic of Poland, or any political subdivision, or any authority thereof, or therein unless the withholding, or deduction of such Taxes is required by law, or regulation. In that event, the Borrower will pay to the Lender such additional amounts as may be necessary in order that the net amounts received by the Lender after such withholding, or deduction are to be equal to the amount which would have been receivable in respect of the New Loan in the absence of such withholding, or deduction.

As soon as the Borrower is aware that any such deduction, withholding, or payment of Taxes is required (or of any change in any such requirement), it must notify the Lender forthwith.

§6
Status of the New Loan

The New Loan is to, at all times throughout the New Loan’s life, constitute a direct, secured, general obligation of the Borrower, subject to further security agreement.

§ 7
Representations and Warranties of the Borrower

The Borrower, hereby, represents and warrants to the Lender that as of the date of the signing of the Agreement:

    (i) it is a limited liability company properly organised and validly existing under the laws of Poland;

    (ii) it has obtained all necessary permits and authorisations to enter into the Agreement and make payments hereunder;

    (iii) it has taken all required actions to perform its obligations under this Agreement, and such performance will not breach its statute, bylaws, or other corporate documents;

    (iv) it will utilize the New Loan solely for the purpose referred to in §3 sec.1 hereof;

    (v) It has a right to prepay the Original Loans on dates set forth by the Share Sale Agreement; and

    (vi) it will not divest, or encumber, Shares No. 2 as those are defined in the Share Sale Agreement without a prior written consent of the Lender, unless it is explicitly permitted by Lender.

§ 8
Representations and Warranties of the Lender

The Lender, hereby, represents and warrants to the Borrower that as of the date of signing of the Agreement:

   (i) it is a company properly organised and validly existing under the laws that apply to the location of its registered office;

      (ii) it does not need a foreign exchange permit to fulfill the obligations it has hereunder.

§ 9
Events of Default

The Lender may, upon notice to the Borrower, declare the principal amount of the New Loan together with all accrued interest thereon (plus any other amounts accrued or payable under the Agreement), as due and payable within 14 Business Days from the date of the notice of the default of the Agreement, if any of the events specified below occur after the date hereof:

    (i) the Borrower fails to pay within due time any principal amount of the New Loan or interest thereon, as required by this Agreement, and such default continues for a period of ten (10) days after the Borrower receives notice thereof;

    (ii) any competent authority nationalises, seizes, or expropriates any substantial part of the Borrower’s property, or takes control of such property, or takes any action that prevents the Borrower from carrying on its business operations and such action is not remedied for a period of ninety (90) days after the Borrower receives notice thereof; or

    (iii) a legally justified motion is filed for the Borrower’s bankruptcy or composition proceedings are initiated pursuant to the Polish Bankruptcy and Recovery Law of 28 February 2003 (or pursuant to any other legislation having similar effects), and such motion is not rejected for a period of one hundred and twenty (120) days after the Borrower receives notice thereof;

    (iv) any proceeds from the New Loan have been used by the Borrower in contravention of § 3 section 1 above; or

    (v) Shares No. 2 as those are defined in the Share Sale Agreement has been divested by the Borrower, or encumbered, in contravention of this Agreement.

§10
Acceleration

1. Automatic Acceleration

Any amounts accrued, or payable, under the Agreement are to become immediately due and payable, without any notice from the Lender, if:

    (i) the Borrower is dissolved;

    (ii) the Borrower is declared bankrupt, or a composition decision is issued pursuant to the Polish Bankruptcy and Recovery Law (or pursuant to any other legislation having similar effect) and the Lender’s receivables under the Agreement are not included in such proceedings.

2. Reporting

The Borrower must promptly notify the Lender of the occurrence of any event specified in herein, together with the description of the steps that the Borrower is taking to remedy such an event.

§ 11
Miscellaneous

1. Language of Documents

All documents and notices to be furnished, or made, under this Agreement are to be in English. This Agreement is drawn in English and in Polish, and one copy in each language version is for each Party. In the case of discrepancies between the Polish and the English version, the English version is to prevail.

2. Dispute Resolution

Any dispute arising out of, or in connection with, this Agreement, including any question regarding its existence, validity, or termination, is to be referred to and finally resolved by arbitration under the Rules of Arbitration and Conciliation of the International Arbitral Centre of the Austrian Federal Economic Chamber, which rules are deemed to be incorporated by reference into this clause. The number of arbitrators is to be three. The location of arbitration is to be Vienna, Austria. The language to be used in the arbitral proceedings is to be English. The governing law of the contract is to be the substantive law of Poland.

3. Term of the Agreement

This Agreement is to continue in force until all amounts payable hereunder have been fully paid in accordance with the provisions hereof.

4. Transaction Tax

    (i) The Parties acknowledge that the New Loan is subject to 2% transaction tax under the Polish Act on Tax on Civil Law Transactions.

    (ii) The tax amount is to be paid by the Borrower.

5. Schedules

The following Schedules constitute integral part of this Agreement:

    (i) Schedule No. 1 – Contents of the Registered Pledge Agreement

    (ii) Schedule No. 2 – Copies of the Original Loan Agreements

    (iii) Schedule No. 3 – Mode of the Drawn Down of New Loan

Contents of the Registered Pledge Agreement

Registered Pledge Agreement

hereinafter referred to as the "Agreement", concluded on _____________ in ________ between:

- Małgorzata Maria Rogowicz-Angierman, a citizen of Poland, residing at ul. Turkusowa 13, 05-805 Komorow, Poland, hereinafter referred to as “Seller No. 1”, and

- Jerzy Cieślak, a citizen of Poland, residing at ul. Wspolna 37, 05-806 Granica, Poland, hereinafter referred to as “Seller No. 2”, and

- Piotr Marcin Nassius, a citizen of Poland, residing at ul. Polnej Rozy 2/4, 02-798 Warsaw, Poland, hereinafter referred to as "Seller No. 3", and

- Przemysław Dariusz Tomaszewski, a citizen of Poland, residing at ul. Polna 1A, 05-500 Chyliczki, Poland, hereinafter referred to as “Seller No. 4",

on one side, cumulatively referred to as the "Pledgor"

and

Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, represented by Dr Christian Gernert acting in the capacity of a managing director, hereinafter the "Lender"

WHEREAS:

Pursuant to the loan agreement dated ___, hereinafter the "Loan Agreement", between Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria, hereinafter the “Lender” and G5 Sp. z o. o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazna 82/84 no. 51, 00-894 Warsaw, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 90606; hereinafter the "Borrower", under which Loan Agreement the Borrower is obliged to repay the Lender the principal amount of a loan of 15,000,000 PLN (in words: fifteen million PLN) together with all interest accrued thereon (plus any other amounts accrued, or payable under the Loan Agreement), hereinafter the "Debt".

NOW AND THERFORE, the parties agree as follows:

§1.
Creation of Security

1. Establishment of the Pledges

The Pledgor, hereby, establishes in favour of the Lender a first ranking registered pledge, hereinafter the "Registered Pledge", over the Shares owned by the Pledgor, to secure the payment of the Debt by the Borrower, up to the maximum secured amount of 25,000,000.00 PLN (in word: twenty five million zloty).

The Pledgor, hereby, establishes in favour of the Lender a first ranking pledge, hereinafter the "Ordinary Pledge", over the Shares to secure the payment of the Debt, to which the provisions of Article 327 and the subsequent articles of the Civil Code apply. For the purpose of interpretation in this Agreement "Shares" mean all 80 shares in the share capital of the Borrower, of a nominal value of PLN 11,250 each share.

The Lender, hereby, consents to the establishment of the Pledges.

2. Registration of the Registered Pledge

The Pledgor is to procure that the application for the registration of the Registered Pledge is properly filed with a relevant court.

The application for entry of the Registered Pledge in the register of pledges is to be submitted to the relevant registration court by the Pledgor within 3 (three) Business days of the date of this Agreement, and copies of the application - together with the evidence of filing it in the relevant registration court and proper payment of all court fees - is to be forthwith sent to the Lender. The court fees payable upon entering the Registered Pledge in the register of pledges are to be paid by the Pledgor.

3. Notice of Pledges and Assignment

The establishment of the Ordinary Pledge and the intention to establish the Registered Pledge are to be notified to the Borrower, by attaching one copy of this Agreement to the notice. The notice is to be served by the Pledgor, and a copy of it is to be sent to the Lender, within 2 (two) days of the date of this Agreement, in the form of Schedule 1. The Pledgor will use its best endeavours to procure that the Borrower’s management board registers the establishment of the Ordinary Pledge in the relevant share register within 5 (five) days from the date of receipt of the above notice of establishment of the Ordinary Pledge. The Pledgor is to submit to the Borrower and the Lender a notification of the establishment of the Registered Pledge within 2 (two) days after receipt by the Pledgor of a relevant court decision entering the Registered Pledge in the register of pledges, and the Pledgor will use its best endeavours to procure that the Borrower's management board registers the establishment of the Registered Pledge in the relevant share register within 5 (five) days from the date of receipt of the notification.

4. Power of Attorney

So as to perform the provisions in Clause 5.2 (voting rights and other non-property rights), the Pledgor will, on the date of this Agreement, grant to the Lender a power of attorney in the form in Schedule 2, authorising the Lender to exercise on behalf of the Pledgor the voting rights attaching to the Shares, and to exercise other non-property rights in respect of the Shares, to which the Pledgor is entitled as a shareholder of the Borrower. The Lender undertakes not to use the said power of attorney for any purpose other than asserting rights and protecting the security of the Lender hereunder. Such power of attorney is to be irrevocable, until the date on which the Debt is paid in full. The Lender is to accept the power of attorney granted pursuant to this clause. At the request of the Lender, the Pledgor will grant to the Lender all other powers of attorney that may be required to exercise the rights over the Shares.

§2.
Release from Security

On the date that the Debt is paid, the Lender at the written request and expense of the Pledgor is to:

1) take whatever action is necessary to release the Shares from the Registered Pledge and

2) take whatever action is necessary to release the Shares from the Ordinary Pledge established under this Agreement, or confirm the expiry of all the claims under the Loan Agreement;

The Lender will not be obliged to release the Shares from the Registered Pledge and Ordinary Pledge established hereunder, if the Borrower's performance under the Loan Agreement could be deemed to be ineffective, or invalid, in accordance with Article 127 point 3 of the Polish Bankruptcy and Recovery Law of 28th February, 2003.

The power of attorney granted to the Lender under Clause 1.4, hereinafter "Power of Attorney", will expire automatically on the date on which the Debt is paid in full.

§3.
Representations and Warranties of the Pledgor

The Pledgor, hereby, represents and warrants to the Lender that:

1) the Borrower’s share capital is PLN 900,000 and is divided into 80 Shares, each share having a nominal value of PLN11,250;

2) it is the owner of 80 Shares in the share capital of the Borrower, which constitute all the shares issued thereby,

3) the Shares are fully paid, and are free from any pledges, encumbrances, or third party rights; and

4) the Borrower’s articles of association do not contain a prohibition that prevents shareholders from participating in shareholder meetings and executing voting rights by proxy.

§4.
General Undertakings

1. Duration

The undertakings in § 4, hereof, are to remain in force until the repayment of the Debt in full.

2. Negative covenants

The Pledgor shall not:

    1) sell, assign, or otherwise dispose, of any of the Shares; or

    2) encumber any of the Shares by any third party rights.

3. Share register and minutes book

The Pledgor will procure that the Lender will, upon giving reasonable notice to the Pledgor, have at any time the right to inspect the share register of the Borrower and the minutes book of the Borrower.

4. Exercising the Lender's rights

The Pledgor will, at its own expense, execute and deliver to the Lender any documents and take whatever action the Lender may reasonably require for the perfecting, protecting, or maintaining, the Registered Pledge and Ordinary Pledge, intended to be established under this Agreement.

5. Obligations under the Shares

The Pledgor is to remain liable to observe and perform all conditions and obligations assumed by it in respect of the Shares and the Lender will not be under any obligation, or liability, arising out of the Shares.

§5.
Voting Right
1. Exercise of voting right

The Lendor will not exercise voting rights in respect of the Shares in a manner that could:

1) adversely affect the scope of rights attached to the Shares;

2) diminish the proportion of the Shares in the Borrower’s share capital;

3) cause any merger, takeover, or transformation of the Borrower; or

4) otherwise adversely affect the Registered Pledge and Ordinary Pledge created by this Agreement.

5) revoke or suspend any member of the Management Board of the Borrower

The Lender undertakes not to use voting rights for any purpose other than asserting rights and protecting the security of the Lender hereunder.

2. The voting rights and other non-property rights

So as to satisfy the claims of the Lender under the Loan Agreement and to preserve its rights hereunder, the Lender will acquire the right to exercise voting rights in respect of the Shares and other non-property rights in respect of the Shares vested in the Pledgor as the Borrower's shareholder, and, specifically, the right to request the convening of an extraordinary meeting of the shareholders of the Borrower. The Lender will be entitled to exercise those voting rights and other non-property rights on the basis of the power of attorney granted to it in accordance with § 1 section 4 above.

The Pledgor is obliged to notify the Lender of each meeting of the shareholders, within 7 (seven) days prior to such meeting.

§6.
Enforcement of Security

1. Rights of the Lender

The Lender can enforce the Registered Pledge and Ordinary Pledge established under this Agreement, if written notice is given by the Lender to the Pledgor in the situation where either this Agreement or the Loan Agreement has been breached by the Pledgor or the Borrower. In such a case, the Lender can, in its absolute discretion, and subject to the provisions of the relevant provisions of Polish law, enforce the Pledges established under this Agreement through court enforcement proceedings or, in the case of the Registered Pledges, also by one of the methods specified in Clause 6.2 (Sale of the Shares by public auction) or § 6 section 3 (Seizure of title to the Shares).

2. Sale of the Shares by public auction

The Registered Pledge can be enforced by the sale of the shares by public auction by a notary, or public bailiff, pursuant to Article 24 of the Pledge Law, within 14 days of the Lender’s application for such sale.

3. Seizure of title to the Shares

    1. The Registered Pledge can be enforced by the seizure of title to the Shares by the Lender, pursuant to Article 22 of the Pledge Law. The parties agree that the value of one Share for that purpose is PLN 11,250.

    2. The seizure of title to the Shares is to be effected by a written statement of the Lender on the seizure of title to the Shares, to be served on the Pledgor no earlier than 7 (seven) days after receipt by the Pledgor of the notice in accordance with Clause 6.1 (Rights of the Lender).

§7.
Application of Proceeds

Any moneys received by the Lender as a result of the enforcement of the Registered Pledge and Ordinary Pledge constituted by this Agreement must be applied in the following order of priority:

    1) first, in, or towards, payment of, or provision for, all costs and expenses incurred by the Lender in connection with the enforcement of the Registered Pledge and Ordinary Pledge constituted by this Agreement;

    2) second, in, or towards, payment of Loan Agreement, and

    3) third, in payment of the surplus (if any) to the Pledgor, or other person entitled to it.

§8.
Indemnity

1. The Pledgor will indemnify the Lender and keep it at all times harmless from, and against, all reasonable costs and expenses incurred by it in connection with the Pledgor's breach and enforcement, or either, of this Agreement and any rights, or either, vested in them pursuant, hereto, except that the Lender is not to be indemnified in respect of any costs and expenses incurred by it as a result of its own gross negligence, or wilful misconduct.

2. The Lender is not to be liable for any losses arising from the execution, or enforcement, of any of its rights, hereunder, except where such losses arise as a result of its own gross negligence, or wilful misconduct.

§ 9.
Language and Counterparts

1. This Agreement has been executed in 5 (five) counterparts, each counterpart containing a Polish and English version of the Agreement, for each Party.

2. The English language version of the Agreement is to prevail over any discrepancy between the language versions.

§ 10.
Disputes Resolution

Any dispute, controversy, or claim arising out of, or relating to this Agreement, or the breach, termination, or invalidity hereof, is to be settled by Polish common courts.
§ 11.
Governing Law

This Agreement is to be governed by Polish law.

Copies of the Original Loan Agreements

1. Copy of the Settlement Agreement between W.A.S. Ltd. and G5 Ltd dated July 24th, 2003.

2. Copy of the Loan Agreement between CP Nieruchomosci Ltd and G5 Ltd. dated July 23rd, 2004.

3. Copy of the Settlement no. 2002/2002 between Polski Kredyt Bank S.A. and G5 Ltd dated January 23rd, 2002.

4. Copy of the Loan Agreement between Malgorzata Rogowicz-Angierman and G5 Ltd dated October 5th, 2000.

5. Copy of the Loan Agreement between Piotr Nassius and G5 Ltd dated October 5th, 2000.

6. Copy of the Loan Agreement between Przemyslaw Tomaszewski and G5 dated October 5th, 2000.

7. Copy of the Loan Agreement between Jerzy Cislak and G5 Ltd dated October 5th, 2000.

Form of Notice of Establishment of Pledge

To:            G5 Sp. z o.o.,

With Copy for:     Century Casinos Europe GmbH

Subject:           Pledge of shares

Dear Sirs,

We, undersigned (cumulatively the "Pledgor"), hereby, give you notice that by the Agreement for Registered Pledge and Ordinary Pledge over all the shares in the share capital of the Borrower (the "Registered Pledge Agreement"), a copy of which is attached hereto, have established a Registered Pledge over the all the shares in the share capital of the Borrower and the Ordinary Pledge over these shares, in accordance with Art. 327 and the subsequent articles of the Civil Code in favour of Century Casinos Europe GmbH, incorporated and existing under the laws of Austria, whose registered office is Wipplinger Str. 30, 1010, Vienna, Austria (the "Lender").

We, hereby, request you to enter the Ordinary Pledge established under the Registered Pledge Agreement in the shareholders book of the Borrower, in accordance with Article 188 § 1 of the Companies Code, and - after receipt of a notice from the relevant court of registration of such Registered Pledge in the pledge register- to enter the Registered Pledge established under the Registered Pledge Agreement in the shareholders book of the Borrower, in accordance with Article 188 § 1 of the Companies Code.

Please confirm your acknowledgement of the above by signing the acknowledgement attached to the enclosed duplicate copy of this Notice of Establishment of Pledge and return the duplicate together with a properly signed acknowledgement to us, and a copy to the Lender.

Yours sincerely,

_____, /s/ Malgorzata M. Rogowicz-Angierman (date) (signature certified by a notary) Małgorzata Maria Rogowicz-Angierman	_____, /s/ Przemyslaw Dariusz Tomaszewski (date) (signature certified by a notary) Przemysław Dariusz Tomaszewski
_____, /s/ Jerzy Cieslak_ (date) (signature certified by a notary) Jerzy Cieślak	_____, /s/ Piotr Marcin Nassius______ (date) (signature certified by a notary) Piotr Marcin Nassius

We acknowledge receipt of a Notice of Establishment of Pledge of which this is a copy and a copy of the Agreement for Registered Pledge and Ordinary Pledge over Shares.

__/s/ G5 Sp. z o.o.___________
On behalf of
the Borrower

Form of Power of Attorney

granted on June 13th, 2006 in Warsaw by the undersigned persons(cumulatively, the "Pledgor") acting as shareholders of G5 Sp. z o.o., a company incorporated and existing under the laws of the Republic of Poland, whose registered office is at ul. Żelazana 82/84 no. 51, 00-894 Warsaw, registered in the National Court Register – Register of Entrepreneurs, under number KRS No. 90606 (the “Lender”)

§1

1. The Pledgor, hereby, grants to the Lender an irrevocable power of attorney, which has a power of substitution, to exercise in the Pledgor's name all and any voting and other non-property rights in respect of the shares which the Pledgor, as the sole shareholder of the Borrower, has, or might have, pursuant to the company's articles of association and Polish law.

2. This power of attorney is granted pursuant to Clauses 1.4 and following provisions of the Agreement for Registered Pledge and Ordinary Pledge over all shares in the share capital of the Borrower, dated _____________, ____ (the "Registered Pledge Agreement") between the Pledgor and the Lender.

§2

The Lender, specifically, but without limitation, is to have the following rights:

1. the right to demand an extraordinary shareholders' meeting be convened by the management board of the Borrower;

2. the right to be informed of each ordinary and extraordinary shareholders' meeting convened by the management board of the Borrower, and upon its request to be present at any shareholders' meeting;

3. the right to vote over all the shares in the Borrower pledged in favour of the Lender pursuant to the Registered Pledge Agreement as the Pledgor’s proxy pursuant to Article 243 §1 of the Polish Companies Code; and

4. the right to give any consent, or authorisation that is required from a shareholder under the Polish Companies Code and the company's articles of association.

§3

This power of attorney remains irrevocable upon date on which the Debt (as that term is defined in the Registered Pledge Agreement) was paid. The Lender is authorised to act on the basis of this power of attorney in accordance with the terms of the Registered Pledge Agreement.

_____, /s/ Malgorzata M. Rogowicz-Angierman (date) (signature certified by a notary) Małgorzata Maria Rogowicz-Angierman	_____, /s/ Przemyslaw Dariusz Tomaszewski (date) (signature certified by a notary) Przemysław Dariusz Tomaszewski
_____, /s/ Jerzy Cieslak_______________ (date) (signature certified by a notary) Jerzy Cieślak	_____, /s/ Piotr Marcin Nassius_______ (date) (signature certified by a notary) Piotr Marcin Nassius